Exhibit 99.1

Investor Contact:	Tripp Sullivan	Media Contact:	Molly Cate
	SCR Partners		(615) 254-0575
	(615) 760-1104		MCate@contactAAC.com
IR@contactAAC.com

AAC Holdings Acquires One of the Largest Online Publishers of Drug

Treatment Content for $60 Million

-Purchase supports AAC’s rapid growth and national branding-

BRENTWOOD, Tenn. – (July 2, 2015) AAC Holdings, Inc. (NYSE: AAC), has acquired Referral Solutions Group, LLC and Taj Media, LLC for $35 million in cash and $25 million in stock through its operating subsidiary, American Addiction Centers, Inc., a national leader in addiction treatment and rehabilitation, and its indirect subsidiary, Sober Media Group, LLC, officials announced today.

“In addition to being a leading treatment provider, AAC is an innovative marketing company,” said Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings. “This strategic acquisition augments our marketing capabilities, establishes us as an Internet presence in the addiction treatment industry, and advances the growth of our national brand.”

Since its IPO less than a year ago, AAC Holdings has grown from 480 beds to more than a projected 1,200 beds by the end of 2016, with a pipeline that remains very active.

“We are more than doubling our bed capacity in the near term. As a result, we want to significantly increase our inbound demand from consumers seeking treatment. Acquiring Referral Solutions Group and Taj Media accomplishes this objective immediately and provides a platform that reaches millions,” Cartwright added. “Substantially increasing our marketing capabilities with an aligned management team and the ability to materially reduce our future marketing spend is a strong investment that helps solidify our ability to fill new beds and sustain our continued growth.”

Founded in 2009, Referral Solutions Group is a leading online publisher in the substance abuse treatment industry with a comprehensive portfolio of websites and marketing assets. Taj Media, founded in 2007, represents a premier digital marketing agency with addiction treatment industry expertise. Referral Solutions Group and Taj Media generated combined revenue of approximately $13 million and adjusted EBITDA of approximately $5.2 million for the year ended December 31, 2014. The senior management team of Referral Solutions and Taj Media and over 60 employees will join the AAC team.

“Aligning with American Addiction Centers advances the mission of our organization,” said Jeff Smith, CEO of Referral Solutions Group in making the announcement with AAC Holdings, Inc. “AAC is the preeminent brand in the substance abuse treatment space, and this provides a tremendous opportunity to help us expand our reach and launch new projects for our online visitors, their families and the entire industry.”

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient substance abuse treatment services. We treat adults as well as adolescents who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We operate 12 substance abuse treatment facilities and one mental health facility specializing in binge eating disorders. Located throughout the United States, these facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.com or follow us on Twitter @AAC_Tweet.

Forward Looking Statements

This release contains forward looking statements within the meaning of the federal securities laws. These forward looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings’ possible or assumed future results of operations, including descriptions of AAC Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors; (iv) our failure to successfully achieve growth through acquisitions and de novo expansions; (v) our failure to achieve anticipated financial results from contemplated acquisitions; and (vi) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.

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